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                                                          Exhibit 26(h)(24)(iv)

          FIRST AMENDMENT TO FUND PARTICIPATION AND SERVICE AGREEMENT

   This first amendment, effective as of May 1, 2014, by and among Minnesota Life Insurance Company ("Insurance Company") for itself and on behalf of one or more separate accounts of the Insurance Company ("Separate Accounts"), American Funds Distributors, Inc. ("AFD"), American Funds Service Company ("Transfer Agent"), and American Funds Insurance Series (the "Series"), an open-end management investment company for which AFD, CRMC and Transfer Agent provide services and which is divided into funds, and Capital Research Management and Company ("CRMC") a corporation organized under the laws of the State of Delaware, (collectively, the "Parties"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement (defined below).

   WHEREAS, Insurance Company, the Series, AFD, Transfer Agent and CRMC are parties to a Fund Participation and Service Agreement dated January 7, 2011 (the "Agreement"); and,

   WHEREAS, the Parties desire and agree to amend the Agreement,

   NOW, THERFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreements follows:

1. The first two sentences of Provision 1 (a) are hereby deleted and replaced with the following:

   "The Series agrees to make Class 1 shares and Class 2 shares of the Funds that offer such share classes available to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit B pursuant to the terms of this Agreement. Insurance Company agrees to give the Series and CRMC at least 30 days' notice prior to adding any additional Funds or share classes of a Fund as underlying investment options to the Contracts."

2. Exhibit A of the Agreement is hereby deleted in its entirety.

3. Exhibit B of the Agreement is hereby deleted and replaced in its entirety with Exhibit B as attached and incorporated by reference to this Amendment.

4. New Section 40 is added to the Agreement as follows:

   40. Confidentiality of Holdings Information. The Insurance Company may receive holdings information (the "Holdings Information") related to the Funds on a daily basis from the Series, CRMC or one of their designees in order to help evaluate the Funds for inclusion in the Contracts and to evaluate and manage the insurance guarantees offered under the Contracts (the "Purpose"). Insurance Company agrees that the Holdings Information is confidential and may

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   only be used by Insurance Company for the Purpose. Insurance Company agrees that it (a) will hold any and all Holdings Information it obtains in strictest confidence. Without limiting the foregoing, Insurance Company shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of this Holdings Information as it employs with respect to its own confidential information of a like importance;
   (b) may disclose or provide access to its employees who have a need to know and may make copies of Holdings Information only to the extent reasonably necessary to carry out the Purpose; (c) currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Holdings Information other than in accordance with this Agreement, including without limitation written instruction to and agreements with employees and agents who are bound by an obligation of confidentiality no less stringent than set forth in this Agreement to ensure that such employees and agents protect the confidentiality of Holdings Information. Insurance Company expressly will instruct its employees and agents not to disclose Holdings Information to third parties, including without limitation customers, sub-contractors or consultants, and (d) will notify the Series and CRMC immediately of any unauthorized disclosure or use, and will cooperate with them in taking action to ensure that the Holdings Information is not used by such receiving party.

5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
        --------------------------
Name:   Tim W. McHale
Title:  Secretary

AMERICAN FUNDS INSURANCE SERIES
COMPANY

By:
        --------------------------
Name:   Steven I. Koszalka
Title:  Secretary

AMERICAN FUNDS SERVICE COMPANY

By:
        --------------------------
Name:   Angela Mitchell
Title:  Secretary

CAPITAL RESEARCH AND MANAGEMENT
COMPANY

By:
        --------------------------
Name:   Michael J. Downer
Title:  Senior Vice President and
        Secretary

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                                   EXHIBIT B

                               LIST OF ACCOUNTS

                           Variable Annuity Account
                     Minnesota Life Variable Life Account
           Minnesota Life Individual Variable Universal Life Account
                Minnesota Life Variable Universal Life Account

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